EXHIBIT 8


                             Joint Filing Agreement

         In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended (the "Act"), each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of The Cerplex Group, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(f)(1)(ii) under the Act, no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date:  August 6, 1996

                                   Sprout Growth II, L.P.

                                   By:  DLJ Capital Corporation
                                        its: Managing General Partner

                                   By:  /s/ Thomas E. Siegler
                                      ______________________________
                                        Thomas E. Siegler
                                        Secretary and Treasurer


                                   DLJ Capital Corporation

                                   By:  /s/ Thomas E. Siegler
                                      ______________________________
                                        Thomas E. Siegler
                                        Secretary and Treasurer



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                                   Donaldson, Lufkin & Jenrette Securities
                                   Corporation


                                   By:  /s/ Thomas E. Siegler
                                       ____________________________
                                         Thomas E. Siegler
                                         Senior Vice President


                                   Donaldson, Lufkin & Jenrette, Inc.

                                   By:  /s/ Thomas E. Siegler
                                       ____________________________
                                         Thomas E. Siegler
                                         Senior Vice President


                                   The Equitable Companies Incorporated

                                   By:  /s/ Alvin H. Fenichel
                                       ____________________________
                                         Alvin H. Fenichel
                                         Senior Vice President and Controller


                                   AXA
                                   Finaxa
                                   AXA Assurances I.A.R.D. Mutuelle
                                   AXA Assurances Vie Mutuelle
                                   Uni Europe Assurance Mutuelle
                                   Alpha Assurances Vie Mutuelle
                                   Alpha Assurances I.A.R.D. Mutuelle
                                   Claude Bebear, as AXA Voting Trustee
                                   Patrice Garnier, as AXA Voting Trustee
                                   Henri de Clermont-Tonnerre, as AXA
                                     Voting Trustee

                                   Signed on behalf of each of the above

                                   By:  /s/ Richard V. Silver
                                       ___________________________
                                         Richard V. Silver
                                         Attorney-in-fact

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